Exhibit 10.67

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF l933, AS AMENDED (THE “ACT”).

BIORESTORATIVE THERAPIES, INC.

DECEMBER 14, 2016

PROMISSORY NOTE

BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), in consideration for SIXTY THOUSAND DOLLARS ($60,000) received, hereby promises to pay to JOHN M. DESMARAIS (the “Holder”) at the offices of the Company, 40 Marcus Drive, Suite One, Melville, New York 11747, the principal sum of SIXTY-FIVE THOUSAND DOLLARS ($65,000) (the “Principal Amount”), without interest, on January 31, 2017 (the “Maturity Date”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2. Events of Default. If (a) the Company shall make a general assignment for the benefit of creditors; (b) the Company shall be adjudicated a bankrupt or insolvent; (c) the Company shall file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (d) the Company shall take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (e) the Company shall apply for or consent to the appointment of a receiver, trustee or liquidator for all or substantially all of its assets; or (f) the Company shall have an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within sixty (60) days (each an “Event of Default”), then, at any time thereafter and unless such Event of Default shall have been cured or shall have been waived in writing by the Holder, the Holder may, by written notice to the Company, declare the entire unpaid Principal Amount of this Note then outstanding to be forthwith due and payable, whereupon the same shall become forthwith due and payable (provided that under no circumstances shall any interest on the Principal Amount be payable for the period through the Maturity Date).

3. Interest; Costs of Collection. In the event the Company shall default in the payment of this Note, then the Company shall pay, in addition to the unpaid Principal Amount, interest at the rate of one percent (1%) per month on the unpaid Principal Amount, effective with the day following the Maturity Date, together with the costs and expenses incurred in effecting collection hereunder, including reasonable attorneys’ fees.

4. Investment Intent. The Holder, by its acceptance hereof, hereby represents and warrants that this Note is being acquired for investment purposes only and without a view to the distribution thereof, and may be transferred only in compliance with the Act.

5. Transfer to Comply with the Securities Act of l933. This Note may not be sold or otherwise disposed of except as follows: (a) to a person or entity to whom this Note may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto; or (b) to any person or entity upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

6. Lost, Stolen or Destroyed Note. In the event that the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides (a) a letter, in form satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Note as required by the terms hereof.

7. Notices. All notices required hereunder shall be given by first-class mail, postage prepaid, or overnight mail or courier and, if given by the Holder addressed to the Company at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Secretary, or such other address as the Company may designate in writing to the Holder; and if given by the Company, addressed to the Holder at the address of the Holder shown on the books of the Company.

8. Applicable Law; Jurisdiction. This Note is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. The Company and, by its acceptance of this Note, the Holder hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within Nassau or Suffolk County, New York over any dispute arising out of or relating to this Note and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto may be heard and determined in such courts. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it or he may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

9. Interpretation. The Company and, by its acceptance of this Note, the Holder acknowledge that they have been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this Note. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Company and the Holder. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Company and the Holder.

10. Miscellaneous. This Note evidences the entire obligation of the Company with respect to the repayment of the Principal Amount hereof and the other matters provided for herein. No provision of this Note may be modified except by an instrument in writing signed by the Company and the Holder. Payment of the Principal Amount shall be made to the registered Holder of this Note on or after the Maturity Date contemporaneous with and upon presentation of this Note for payment. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date and its presentation for payment.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIORESTORATIVE THERAPIES, INC.

By:
Mark Weinreb
Chief Executive Officer

BIORESTORATIVE THERAPIES, INC.

PROMISSORY NOTE

NOTE ASSIGNMENT FORM

FOR VALUE RECEIVED

The undersigned _____________________________ (please print or typewrite name of assignor) hereby sells, assigns and transfers unto ______________________________________________________________________

(please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee) the within Promissory Note of BioRestorative Therapies, Inc., dated December 14, 2016, in the original principal amount of $65,000 and hereby authorizes the Company to transfer this Note on its books.

If the Holder is an individual:	If the Holder is not an individual:

Name(s) of Holder	Name of Holder

By:
Signature of Holder	Signature of Authorized Representative

Signature, if jointly held	Name and Title of Authorized Representative

Date	Date

(Signature(s) guaranteed)